UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2023

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	SABR	The Nasdaq Stock Market LLC
6.50% Series A Mandatory Convertible Preferred Stock	SABRP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, Sabre Corporation (“Sabre”) held its 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) on April 26, 2023. At the 2023 Annual Meeting, Sabre’s stockholders approved the Sabre Corporation 2023 Omnibus Incentive Compensation Plan (the “2023 Omnibus Plan”), which was adopted by Sabre’s Board of Directors on March 3, 2023, subject to stockholder approval at the 2023 Annual Meeting. The effective date of the 2023 Omnibus Plan is April 26, 2023.

Under the 2023 Omnibus Plan, eligible participants may be granted certain awards, including cash incentive awards, stock options and stock appreciation rights, and other stock-based awards. A description of the material terms and conditions of the 2023 Omnibus Plan is provided under the heading “Proposal 3: Approval of the Sabre Corporation 2023 Omnibus Incentive Compensation Plan” of Sabre’s proxy statement filed with the Securities and Exchange Commission on March 16, 2023, which description is incorporated herein by reference.

The foregoing description of the Plan is qualified in its entirety to the text of the 2023 Omnibus Incentive Compensation Plan which is included as Exhibit 10.1 and incorporated by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) - (b) On February 28, 2023, the record date for the 2023 Annual Meeting, 328,592,810 shares of common stock were outstanding and entitled to vote at the 2023 Annual Meeting. The final results of voting on each of the matters submitted to a vote of stockholders at the 2023 Annual Meeting are as follows:

1.    Stockholders elected each of George Bravante, Jr., Hervé Couturier, Kurt Ekert, Rachel Gonzalez, Gail Mandel, Sean Menke, Phyllis Newhouse, Karl Peterson, Zane Rowe, Gregg Saretsky, John Scott, and Wendi Sturgis to Sabre’s Board of Directors, each to serve a one-year term to expire at Sabre’s 2024 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, as set forth below.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
George Bravante, Jr.	249,442,256	5,884,444	522,834	33,131,423
Hervé Couturier	249,469,155	5,858,751	521,628	33,131,423
Kurt Ekert	254,555,762	1,056,936	236,836	33,131,423
Rachel Gonzalez	247,401,546	7,942,200	505,788	33,131,423
Gail Mandel	249,495,810	5,833,265	520,459	33,131,423
Sean Menke	251,857,044	3,757,090	235,400	33,131,423
Phyllis Newhouse	229,620,691	25,711,037	517,806	33,131,423
Karl Peterson	206,139,663	49,186,079	523,792	33,131,423
Zane Rowe	253,478,294	1,849,940	521,300	33,131,423
Gregg Saretsky	240,269,687	15,058,035	521,812	33,131,423
John Scott	251,140,130	4,187,264	522,140	33,131,423
Wendi Sturgis	252,209,251	3,121,529	518,754	33,131,423

2.    Stockholders ratified the selection of Ernst & Young LLP as Sabre’s independent auditor for the fiscal year ending December 31, 2023, as set forth below.

Votes For	Votes Against	Abstentions
278,868,602	9,894,359	217,996

3.    Stockholders approved the 2023 Omnibus Plan, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
238,913,906	16,531,330	404,298	33,131,423

4.    Stockholders approved the advisory and non-binding resolution to approve Sabre’s compensation of its named executive officers, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
241,806,084	13,695,432	348,018	33,131,423

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Sabre Corporation 2023 Omnibus Incentive Compensation Plan.

104	Cover Page Interactive Data File—formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: April 28, 2023	By:	/s/ Michael Randolfi
	Name:	Michael Randolfi
	Title:	Executive Vice President and Chief Financial Officer